UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 7, 2025
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Willow Tree Capital Corporation
(Exact name of Registrant as Specified in Its Charter)
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Maryland	814-01698	93-2706372
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue 29th Floor New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (212) 218-1090
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.
On November 7, 2025, Willow Tree Capital Corporation (the "Company"), entered into a First Amendment to the Revolving Credit and Security Agreement (the "First Amendment"), which amends that certain Revolving Credit and Security Agreement, dated as of November 8, 2024, by and between the Company, as primary borrower, each of the lenders from time to time party thereto, City National Bank, as administrative agent (the "Subscription Facility"). Unless otherwise indicated, the terms used below have the meanings ascribed in the First Amendment.
The First Amendment amends the Subscription Facility to, among other things, (i) extend the maturity date from November 7, 2025 to November 6, 2026 and (ii) amend the definition of “Borrowing Base” from 60% of certain Unfunded Capital Commitments to 70% of such Unfunded Capital Commitments.
The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, which is attached hereto as Exhibit 10.1.
Item 2.03 – Creation of a Direct Financial Obligation.
The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 - Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1
First Amendment to Revolving Credit and Security Agreement, dated as of November 7, 2025, by and between Willow Tree Capital Corporation, as primary borrower, each of the lenders from time to time party thereto, and City National Bank, as administrative agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Willow Tree Capital Corporation

Date: November 13, 2025	By:	/s/ Mark Klingensmith
Name: Mark Klingensmith
Title: Chief Financial Officer